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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statement on Form S-8, pertaining to the Fort Bend Federal Savings and Loan Association of Rosenberg Profit Sharing Plan and Trust, of our report dated May 10, 1996, on our audits of the consolidated financial statements of Fort Bend Holding Corp. as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995 and 1994, which report is incorporated by reference in the Annual Report on Form 10-KSB.



                                    COOPERS & LYBRAND L.L.P.


Houston, Texas
May 23, 1997